UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2016

MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2016, MidSouth Bancorp, Inc. and MidSouth Bank N.A. (collectively, “MidSouth”) entered into an employment agreement (the “Agreement”) with Clive R. Cloutier.

Pursuant to the terms of the Agreement, Mr. Cloutier will continue to serve in his current position as Chief Executive Officer of MidSouth Bank until November 1, 2016. Commencing November 1, 2016, Mr. Cloutier will transition to the position of Senior Executive Advisor of MidSouth Bank and will continue his position as President and Chief Executive Officer of MidSouth Bancorp.

During the term of the Agreement, Mr. Cloutier will receive minimum salary amounts of $441,000 annually until November 1, 2016, $355,000 annually during the periods of November 1, 2016 through October 31, 2018, $250,000 during the period of November 1, 2018 through October 31, 2019, and $250,000 during the period of November 1, 2019 through October 31, 2020, provided that MidSouth will not be obligated to pay as annual salary any sum in excess of that which shall be approved as compensation in accordance with regulatory limitations. The term of the Agreement expires on October 31, 2020.

The Agreement further provides should the employment of Mr. Cloutier be terminated by MidSouth for any reason, with or without cause, MidSouth will be obligated to pay the annual amounts of salary as set out above, beginning six months after the termination date. Should Mr. Cloutier resign before the end of the term, for any reason, the obligation of MidSouth to pay any continuing compensation will end effective immediately on the date of resignation. Additionally, should Mr. Cloutier violate any restrictive covenant obligations, MidSouth’s obligation to continue payments shall end effective immediately upon the date of the breach. The Agreement provides restrictive covenant obligations that, among other things, prohibit Mr. Cloutier from competing with or soliciting customers from MidSouth within a designated area during the term of his employment and for 2 years thereafter.

If there is a change in control (as defined in the Agreement) of MidSouth resulting in termination of Mr. Cloutier, MidSouth shall be required to accelerate payment of the entire remaining balance of the compensation obligation. The payment shall be made in one lump sum to Mr. Cloutier on the first normal payroll date six months after the termination resulting from the event constituting the change in control.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein.

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Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated October 19, 2016, among MidSouth Bancorp, Inc., MidSouth Bank N.A. and Clive R. Cloutier

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
(Registrant)
Date:	October 24, 2016	By:	/s/ James R. McLemore
James R. McLemore Senior Executive Vice President and Chief Financial Officer

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